SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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 Date of report (Date of earliest event reported):
                                            DECEMBER 15, 2004 (DECEMBER 1, 2004)
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                            DOV PHARMACEUTICAL, INC.
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               (Exact name of registrant as specified in charter)


          DELAWARE                      000-49730                22-3374365
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(State or other jurisdiction    (Commission file number)        (IRS employer
     of incorporation)                                       identification no.)

                   433 HACKENSACK AVENUE, HACKENSACK, NJ 07601
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               (Address of principal executive offices) (Zip code)


                                 (201) 968-0980
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              (Registrant's telephone number, including area code)

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ITEM 7.01 REGULATION FD DISCLOSURE

Registrant filed an investigational new drug application (IND) with the Food and Drug Administration (FDA) on December 1, 2004 for DOV 102,677, its product candidate for depression, Parkinson's disease, restless leg syndrome and other indications, and expects to initiate a Phase I clinical trial under the IND in the first quarter of 2005.

ITEM 8.01 OTHER EVENTS

On April 1, 2004, registrant announced that it had participated in an End of Phase II Meeting with the FDA's Division of Anti-Inflammatory, Analgesic and Ophthalmologic Drug Products, and that it had reached agreement with the FDA on a plan for the balance of the Phase III program for bicifadine, its product candidate for the treatment of acute pain and chronic lower back pain. This plan contemplates the initiation of seven Phase III clinical trials for bicifadine.

In connection with the Phase III program for bicifadine, on September 24, 2004, registrant announced that it had initiated the first of the seven planned Phase III clinical trials for bicifadine, a pivotal, Phase III, U.S. clinical trial in patients with moderate to severe acute pain following bunionectomy surgery.

On September 28, 2004, registrant announced that it had initiated the second of the seven planned Phase III clinical trials for bicifadine, a pivotal, Phase III, U.S. clinical trial in patients with moderate to severe chronic lower back pain. This clinical trial is being conducted in accordance with a protocol (as revised as described below) that registrant originally submitted to the FDA in accordance with the FDA's special protocol assessment guidelines in May 2004. Following the submission of the protocol to the FDA, registrant had meetings with the FDA to reach agreement on the study design. Following registrant's meeting with the FDA on September 14, 2004, registrant revised the protocol in response to comments from the FDA, and initiated this clinical trial in accordance with the revised protocol. Registrant has received oral confirmation from the FDA that the revised protocol is acceptable, and expects to obtain formal documentation of the agreement from the FDA regarding this revised protocol as required by the FDA's special protocol assessment guidelines.

Also in connection with the Phase III program for bicifadine, on December 15, 2004, registrant announced that it had initiated the third of the seven planned Phase III clinical trials for bicifadine, a Phase III, U.S. multi-center clinical trial to evaluate the long-term safety of bicifadine in patients with chronic lower back pain. The full text of the press release issued with this announcement is filed as Exhibit 99.1 to this current report.

While FDA guidance on special protocol assessments states that documented special protocol assessments should be considered binding on the review division, the FDA has the latitude to change its assessment if certain exceptions apply. Exceptions include identification of a substantial scientific issue essential to safety or efficacy testing that later comes to light, a failure to follow the protocol agreed upon or the FDA's reliance on data, assumptions or information determined to be wrong or that omit relevant facts. Accordingly, registrant can give no assurance that as part of an NDA review process, if any, the FDA will not determine that one or more exceptions apply to a previously documented special protocol assessment for the particular protocol. This could have a material adverse effect on the NDA approval process, if any.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits. The following exhibit is furnished herewith:

Exhibit
Number          Title
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99.1            Press release dated December 15, 2004, issued by registrant

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        DOV Pharmaceutical, Inc.


Date: December 15, 2004                 /s/ Arnold Lippa
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                                        Arnold Lippa
                                        Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit
Number          Title
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99.1            Press release dated December 15, 2004, issued by registrant